Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
LHA	fama PR
(212) 838-3777	(617) 986-5003
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies Implements Restructuring Plan

Company Estimates $6.0 Million Annualized Reduction in Operating Expenses Beginning in Current Third Quarter Fiscal 2013

NEW YORK — September 20, 2012 — Augme Technologies, Inc. (OTCBB: AUGT), (“Augme” or the “Company”), a technology and services leader in interactive media and mobile marketing and mobile advertising, today announced that it is implementing a restructuring program that is expected to reduce ongoing operating expenses and improve cash flow by approximately $6.0 million on an annual basis beginning in the third quarter of fiscal 2013 ending November 30, 2012.  The Company estimates that it will take restructuring charges for the third and fourth fiscal quarters that will total approximately $1.0 million.

“Following direction from the Board of Directors, and my mandate, we are restructuring our overall corporate and non-revenue focused overhead expenses  in order to better align our business with our Hipcricket operating company and its industry leading patented technology. Our immediate attention is on headcount reductions, slowing the pace of investments in our IP portfolio and driving out all excess variable expense items,” said Robert F. Hussey, Interim CEO. “Our goal is to minimize Augme’s cash burn while carefully investing our resources and protecting our strategic assets which are the foundation of Hipcricket’s leadership position in the mobile marketing and mobile advertising industry.”

About Augme Technologies, Inc.

Augme® Technologies, Inc. (AUGT.OB) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme’s platform has provided measurable successes in over 200,000 campaigns for its clients, which include many of America’s brand-name leaders (e.g., Macy’s, MillerCoors, Nestle, Clear Channel) in a variety of industries, along with their agencies.

Augme’s offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s AD LIFE® platform facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and JAGTAG, Inc. and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, Miami and Tucson. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-12.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding the expected results of our restructuring and our expected future financial position, including management’s revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “ and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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